Exhibit 3.2

By-Laws of Abot Mining Co.

ARTICLE I	OFFICES

The principal office of the corporation will be located at:

ARTICLE II	SHAREHOLDERS

SECTION 1:	ANNUAL MEETINGS

The annual meeting of the shareholders will be held on the First day of July in each year, beginning with the year, at the hour of 3:00 o’clock p.m. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

If the day fixed for the annual meeting is a legal holiday in the State of Idaho, such meeting will be held on the next succeeding business day. If the election of Directors is not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors will cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2:	SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or by the Board of Directors and must be called by the Chief Executive Officer at the request of the holders if not less than one-tenth of all the outstanding shares of the corporation entitled to vote are at the meeting.

SECTION 3	PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Idaho as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting will be the principal office of the corporation.

SECTION 4	NOTICE OF MEETING

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the Shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 5	QUORUM

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum must be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6	PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the Shareholder’s duly authorized attorney in fact. Such proxy must be filed with the Secretary of the corporation before or at the time of the meeting. No proxy will be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 7	VOTING OF SHARE

Subject to the provisions of Section 9, each outstanding share entitled to vote will be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 8	INFORMAL ACTION BY SHAREHOLDER

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting of a consent in writing, setting forth the action so taken, must be signed by shareholders owning a majority of the Company’s issued and outstanding common stock with respect to the subject matter thereof.

ARTICLE III	BOARD OF DIRECTORS

SECTION 1	GENERAL POWERS

The business and affairs of the corporation will be managed by its Board of Directors.

SECTION 2	NUMBER, TENURE, AND QUALIFICATIONS

The number of Directors of the corporation must be at least one but not more than nine. Each director will hold office until the next annual meeting of shareholders and until the Director’s successor has been elected and qualified.

SECTION 3	REGULAR MEETINGS

A regular meeting of the Board of Directors will be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Idaho, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4	SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Idaho as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5	NOTICE

Notice of any special meeting must be given at least four days previously thereto by written notice delivered personally or mailed to each Director at their customary business address. If mailed, such notice will be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting will constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6	QUORUM

A majority of the number of Directors fixed by Section 2 of this Article III will constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7	MANNER OF ACTING

The act of the majority of the Directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

SECTION 8	VACANCIES

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy will be elected for the unexpired term of the predecessor in office.

2

SECTION 9	COMPENSATION

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment may preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 10	PRESUMPTION OF ASSENT

A Director of the corporation who is present at a meeting of the Board of Directors, at which action on any corporate matter is presumed to assent to the action taken unless the Director’s dissent will be entered in the minutes, of the meeting or unless the Director will file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or will forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent will not apply to a Director who voted in favor of such action.

SECTION 11	EXECUTIVE COMMITTEE

The Board of Directors, by resolution adopted by the majority of the Directors fixed by the by-laws, may designate a committee of not less than two Directors which committee, in absence of a resolution of the Board of Directors limiting or restricting its authority will have and may exercise all of the authority of the Board of Directors in the management of all business and affairs of the corporation, except the Executive Committee may not fill vacancies in the Board of Directors or amend these by-laws. The Board of Directors may at any time remove any member of the Executive Committee with or without cause and may terminate or in any way in its sole discretion limit or restrict the authority of the Executive Committee. The Committee will keep a record of its proceedings and report such proceedings to the Board of Directors.

ARTICLE IV	OFFICERS

SECTION 1	NUMBER

The officers of the corporation will be a Chief Executive Officer, one or more Vice Presidents (the number thereof, if any, to be determined by the Board of Directors), a Secretary, and a Chief Financial Officer, each of who will be elected by the Board of Directors. Any officers may be held by the same person, including the offices of Chief Executive Officer and Secretary.

SECTION 2	ELECTION AND TERM OF OFFICE

The officers of the corporation to be elected by the Board of Directors will be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election will be held as soon thereafter as conveniently may be. Each officer will hold office until a successor has been duly elected and qualified or until the Officer’s death or until the Officer has resign or has been removed in the manner hereinafter provided.

SECTION 3	REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

SECTION 4	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5	CHIEF EXECUTIVE OFFICER

The Chief Executive Officer will be the principal executive officer of the corporation and, subject to the control of the Board of Directors, will in general supervise and control all of the business and affairs of the corporation. The Chief Executive Officer, when present, will preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and in general perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6	THE VICE PRESIDENT

In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) perform the duties of the Chief Executive Officer, and when so acting have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and perform such other duties as from time to time may be assigned to the Vice President by the Chief Executive Officer or by the Board of Directors.

3

SECTION 7	THE SECRETARY

The Secretary will: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, or a Vice President, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

SECTION 8	THE CHIEF FINANCIAL OFFICER

The Chief Financial Officer will (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as selected in accordance with the provisions of Article V of these by-laws; and (c) in general perform all of the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or by the Board of Directors.

SECTION 9	SALARIES

The salaries of the officers will be fixed from time to time by the Board of Directors and no officer may be prevented from receiving such salary by reason of the fact that the officer is also a Director of the corporation.

ARTICLE V	CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1	CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2	LOANS

No loans may be contracted on behalf of the corporation and no evidences of indebtedness may be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3	CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation must be signed by such officer or officers, agent or agents, of the corporation and in such manner as from time to time determined by resolution of the Board of Directors.

SECTION 4	DEPOSITS

All funds of the corporation not otherwise employed will be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

4

ARTICLE VI	CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1	CERTIFICATES FOR SHARES

Certificates representing shares of the corporation will be in such form as determined by the Board of Directors. Such certificates will be signed by the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares will be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, will be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer will be canceled and no certificates will be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2	TRANSFER OF SHARES

Transfer of shares of the corporation will be made only on the stock transfer books of the corporation by the holder of record thereof or by a legal representative, who must furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation will be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII	FISCAL YEAR

The fiscal year of the corporation will begin on the first day of January and end on the 31st day of December.

ARTICLE VIII	DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX	SEAL

The Board of Directors may provide a corporate seal which will be circular in form and have inscribed thereon the name of the corporation and conditions provided by law.

ARTICLE X	WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the laws of the State of Idaho, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

ARTICLE XI	AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by majority vote of the Board of Directors at any regular of special meeting of the Board of Directors, or by a majority vote of the outstanding shares. The foregoing initial by-laws of the corporation were adopted by the Board of Directors on this day ___________

 5